PRESS RELEASE

SEACOR HOLDINGS ANNOUNCES RESULTS FOR THE
THIRD QUARTER ENDED SEPTEMBER 30, 2012

Fort Lauderdale, Florida
October 30, 2012

FOR IMMEDIATE RELEASE — SEACOR Holdings Inc. (NYSE:CKH) today announced its results for the third quarter ended September 30, 2012. Net income attributable to SEACOR Holdings Inc. for the quarter ended September 30, 2012 was $16.1 million, or $0.78 per diluted share. For the nine months ended September 30, 2012, net income attributable to SEACOR Holdings Inc. was $63.8 million, or $3.06 per diluted share, including net income from discontinued operations of $19.0 million, or $0.91 per diluted share.

On March 16, 2012, the Company disposed of certain companies and assets that were part of its Environmental Services business segment for a net sales price of $99.9 million and a gain of $20.8 million, net of tax, or $1.00 per diluted share. Operating results for all periods presented have been restated to reflect income (loss) from discontinued operations, net of tax, for the part of the business that was sold.

For the preceding quarter ended June 30, 2012, net income attributable to SEACOR Holdings Inc. was $11.2 million, or $0.54 per diluted share, including a net loss from discontinued operations of $0.4 million, or $0.02 per diluted share. A comparison of results for the quarter ended September 30, 2012 with the preceding quarter ended June 30, 2012 is included in the “Highlights for the Quarter” discussion below.

For the quarter ended September 30, 2011, net income attributable to SEACOR Holdings Inc. was $3.8 million, or $0.18 per diluted share, including a net loss from discontinued operations of $0.8 million, or $0.03 per diluted share. For the nine months ended September 30, 2011, net income attributable to SEACOR Holdings Inc. was $24.0 million, or $1.12 per diluted share, including a net loss from discontinued operations of $2.1 million, or $0.10 per diluted share.

Highlights for the Quarter

Offshore Marine Services – Operating income was $21.2 million on operating revenues of $134.3 million compared with operating income of $0.8 million on operating revenues of $123.3 million in the preceding quarter.

In the U.S. Gulf of Mexico, operating income was $13.3 million higher in the third quarter, of which $9.1 million was due to an increased contribution from the Company's liftboat fleet and $4.6 million was due to gains on asset dispositions, of which $4.1 million had been deferred in prior periods. The liftboat fleet contributed an additional $6.8 million of time charter revenues primarily due to reduced drydocking activity and the positive impact of seasonal market conditions. Time charter revenues for the other vessel classes declined by $0.8 million in total during the current quarter. In overall terms including liftboats, fleet utilization was 77.3% compared with 71.1% in the preceding quarter and average day rates increased from $12,610 per day to $13,394 per day. During the quarter, the Company cold-stacked three anchor handling towing supply vessels. As of June 30, 2012, the Company had no vessels in cold-stack. Operating expenses were $3.0 million lower primarily due to reduced drydocking activity.

In international regions, operating income was $7.1 million higher in the third quarter, including higher gains on asset dispositions of $1.4 million. Time charter revenues were $5.0 million higher primarily due to a seasonal time charter in Asia and reduced drydocking activity during the third quarter. Excluding the Company's fleet of wind farm utility vessels, utilization was 86.3% compared with 83.3% in the preceding quarter and average day rates increased from $11,631 per day to $12,162 per day. Operating expenses were $2.2 million lower primarily

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due to decreased drydocking activity and the cost of vessel mobilizations between geographic regions during the preceding quarter.

In the third quarter, the total number of days available for charter for the Company's fleet, excluding the wind farm utility vessels, decreased by 197 days, or 2% primarily due to net fleet dispositions. Overall utilization increased from 77.4% to 82.0% and overall average day rates increased by 5% from $12,068 per day to $12,718 per day. Time charter operating data by vessel class is presented in the table included herein. During the third quarter, drydocking costs were $4.3 million compared with $10.8 million in the preceding quarter.

Administrative and general expenses were $1.6 million higher in the third quarter primarily due to increased management bonus accruals and higher legal expenses, and an allowance for doubtful accounts provided in connection with a customer bankruptcy.

Aviation Services – Operating income was $11.1 million on operating revenues of $78.0 million compared with operating income of $7.4 million on operating revenues of $63.0 million in the preceding quarter. Third quarter results included $0.6 million in gains on asset dispositions compared with $1.1 million in gains in the preceding quarter.

Operating revenues were $15.0 million higher primarily due to the recognition of $6.2 million of previously deferred revenues, additional charter flights in response to hurricane activity in the U.S. Gulf of Mexico, additional helicopters placed on contract and seasonal activity in Alaska.

Operating expenses were $7.2 million higher in the third quarter primarily due to the recognition of $4.9 million in power-by-hour credits in the preceding quarter and higher fuel, insurance and other operating costs in line with increased activity levels.

Administrative and general expenses were $3.1 million higher in the third quarter primarily due to an allowance for doubtful accounts provided in connection with a customer bankruptcy. Depreciation and amortization expenses were $10.9 million in the third quarter, an increase of $0.4 million primarily due to net fleet additions.

Inland River Services - Operating income was $7.7 million on operating revenues of $53.3 million compared with operating income of $5.7 million on operating revenues of $53.3 million in the preceding quarter. Third quarter results included $3.5 million in gains on asset dispositions compared with $0.9 million in gains in the preceding quarter. Operating conditions for the pooled hopper barge fleet continued to be difficult in the third quarter primarily due to poor river conditions and continuing weak demand for barge freight primarily for grain exports. During the third quarter, Inland River Services recognized $2.2 million of equity in losses of 50% or less owned companies, net of tax, primarily from its Argentinian joint venture as a result of difficult operating conditions and provisions for uncertain insurance recoveries related to facility damage sustained in 2011.

Marine Transportation Services – Operating income was $2.0 million on operating revenues of $27.4 million compared with operating income of $0.5 million on operating revenues of $25.8 million in the preceding quarter. Operating results for Marine Transportation Services' U.S.-flag product tanker fleet were $2.3 million higher in the third quarter primarily due to less out-of-service time and lower repair and maintenance expenses. Operating results for its foreign flag Roll-on/Roll-off vessels were $0.8 million lower primarily due to the settlement of a legal dispute.

Emergency and Crisis Services – As noted above, the Company sold part of its Environmental Services business segment in March 2012. The remaining business within the segment, renamed Emergency and Crisis Services, reported an operating loss of $1.3 million on operating revenues of $9.3 million compared with an operating loss of $2.1 million on operating revenues of $8.4 million in the preceding quarter. The improvement in operating results was primarily due to higher exercise and training activities.

Commodity Trading and Logistics – Segment profit was $0.1 million on operating revenues of $145.7 million compared with segment profit of $3.0 million on operating revenues of $206.7 million in the preceding quarter. Segment profit decreased in the third quarter primarily due to lower results from merchandising and trading activities.

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Other – Other reported a segment profit of $6.6 million on operating revenues of $18.0 million compared with segment profit of $2.6 million on operating revenues of $17.6 million in the preceding quarter. Third quarter results included a termination payment of $7.0 million received from one of Harbor and Offshore Towing Services customers following the cancellation of a long-term charter, partially offset by a $1.2 million impairment charge for an aircraft included in the Company's lending and leasing activities.

Corporate and Eliminations – Administrative and general expenses were $8.4 million compared with $7.5 million in the preceding quarter. The increase was primarily due to professional fees incurred in connection with the Company's recently announced intention to spinoff of its Aviation Services business segment.

Stock Repurchases - During the third quarter, the Company purchased 130,368 shares of its common stock at an average price of $86.61 per share. As of September 30, 2012, 20,850,751 shares of SEACOR's common stock remained outstanding.

5.875% Senior Notes due 2012 – On September 28, 2012, the Company made an irrevocable deposit of $171.0 million to its trustee for the extinguishment of the Company's 5.875% Senior Notes at their scheduled maturity on October 1, 2012. As of September 30, 2012, the irrevocable deposit held by the trustee was included in restricted cash.

Equipment Acquisitions – During the nine months ended September 30, 2012, capital expenditures were $257.0 million. Equipment deliveries during that period included two offshore support vessel, one wind farm utility vessel, three inland river dry cargo barges, four liquid tank barges, two inland river towboats and seventeen helicopters.

Capital Commitments – The Company's unfunded capital commitments as of September 30, 2012 were $365.0 million and consisted of: twelve offshore support vessels for $131.4 million; an interest in a jack-up drilling rig for $30.3 million; twelve helicopters for $138.3 million; seven inland river tank barges for $15.1 million; three inland river towboats for $9.4 million; four harbor tugs for $23.0 million; and other equipment and improvements for $14.9 million. In addition, the Company notified the lessee of its intent to purchase two harbor tugs currently operating under capital leases for $2.6 million. Of these commitments, $58.6 million is payable during 2012 with the balance payable through 2016 and $125.0 million may be terminated without further liability other than the payment of liquidated damages of $3.3 million. As of September 30, 2012, the Company held balances of cash, cash equivalents, restricted cash (excluding an irrevocable deposit held by the Company's trustee of $171.0 million), marketable securities, construction reserve funds and Title XI reserve funds totaling $430.4 million.
* * * * *
SEACOR is a global provider of equipment and services primarily supporting the offshore oil and gas and marine transportation industries. SEACOR offers customers a diversified suite of services including offshore marine, aviation, inland river, marine transportation, crisis and emergency management preparedness and response solutions, commodity trading and logistics and offshore and harbor towing. SEACOR is focused on providing highly responsive local service combined with the highest safety standards, innovative technology, modern, efficient equipment and dedicated professional employees. SEACOR is publicly traded on the New York Stock Exchange (NYSE) under the symbol CKH.

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This release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concerning management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: decreased demand and loss of revenues as a result of U.S. government implemented moratoriums directing operators to cease certain drilling activities and any extension of such moratoriums (the “Moratoriums”), weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters and aviation equipment or failures to finalize commitments to charter vessels and aviation equipment in response to Moratoriums, increased government legislation and regulation of the Company’s businesses could increase cost of operations, increased competition if the Jones Act is repealed, liability, legal fees and costs in connection with providing emergency response services, including the Company’s involvement in response to the oil spill as a result of the sinking of the Deepwater Horizon in April 2010, decreased demand for the Company’s services as a result of declines in the global economy, declines in valuations in the global financial markets and a lack of liquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, the cyclical nature of the oil and gas industry, activity in foreign countries and changes in foreign political, military and economic conditions, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Offshore Marine Services, Marine Transportation Services and Aviation Services, decreased demand for Marine Transportation Services and Harbor and Offshore Towing Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations, the dependence of Offshore Marine Services, Marine Transportation Services and Aviation Services on several customers, consolidation of the Company's customer base, safety issues experienced by a particular helicopter model that could result in customers refusing to use that helicopter model or a regulatory body grounding that helicopter model, which also could permanently devalue that helicopter model, the ongoing need to replace aging vessels and aircraft, industry fleet capacity, restrictions imposed by the Shipping Acts and Aviation Acts on the amount of foreign ownership of the Company's Common Stock, operational risks of Offshore Marine Services, Marine Transportation Services, Harbor and Offshore Towing Services and Aviation Services, effects of adverse weather conditions and seasonality, dependence of emergency response revenue on the number and size of events and upon continuing government regulation in this area and Emergency and Crisis Services' ability to comply with such regulation and other governmental regulation, liability in connection with providing emergency response services, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors in Inland River Services' operations, sudden and unexpected changes in commodity prices, futures and options, global weather conditions, political instability, changes in currency exchanges rates, and product availability in Commodity Trading and Logistics activities, adequacy of insurance coverage, the attraction and retention of qualified personnel by the Company, the ability to complete the previously announced intention to spinoff the Aviation Services business, the ability to realize the expected benefits of the intended spinoff of the Aviation Services business and various other matters and factors, many of which are beyond the Company's control. In addition, these statements constitute the Company's cautionary statements under the Private Securities Litigation Reform Act of 1995. It is not possible to predict or identify all such factors. Consequently, the foregoing should not be considered a complete discussion of all potential risks or uncertainties. The words "estimate," "project," "intend," "believe," "plan" and similar expressions are intended to identify forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. The forward-looking statements in this release should be evaluated together with the many uncertainties that affect the Company's businesses, particularly those mentioned under "Forward-Looking Statements" in Item 7 on the Company's Form 10-K and SEACOR's periodic reporting on Form 10-Q and Form 8-K (if any), which are incorporated by reference.

For additional information, contact Molly Hottinger at (954) 627-5278 or visit SEACOR’s website at www.seacorholdings.com.

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SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands, except share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Operating Revenues	$462,058	$545,089	$1,454,365	$1,492,383
Costs and Expenses:
Operating	340,947	455,442	1,128,269	1,206,550
Administrative and general	50,460	35,387	141,758	116,211
Depreciation and amortization	45,285	36,437	128,297	114,097
	436,692	527,266	1,398,324	1,436,858
Gains on Asset Dispositions and Impairments, Net	9,677	10,986	19,638	28,542

Operating Income	35,043	28,809	75,679	84,067

Other Income (Expense):
Interest income	4,144	5,462	14,761	12,491
Interest expense	(12,679)	(10,711)	(37,116)	(31,216)
Debt extinguishment losses, net	—	(51)	(160)	(99)
Marketable security gains (losses), net	(1,730)	130	13,224	(3,090)
Derivative losses, net	(4,649)	(25,954)	(5,281)	(35,873)
Foreign currency gains (losses), net	632	(3,126)	2,192	3,349
Other, net	7,098	(39)	7,487	(273)
	(7,184)	(34,289)	(4,893)	(54,711)
Income (Loss) from Continuing Operations Before Income Tax Expense (Benefit) and Equity In Earnings (Losses) of 50% or Less Owned Companies	27,859	(5,480)	70,786	29,356
Income Tax Expense (Benefit)	11,277	(669)	27,860	12,881
Income (Loss) from Continuing Operations Before Equity in Earnings (Losses) of 50% or Less Owned Companies	16,582	(4,811)	42,926	16,475
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(1,078)	9,655	1,215	10,569
Income from Continuing Operations	15,504	4,844	44,141	27,044
Income (Loss) from Discontinued Operations, Net of Tax	—	(782)	19,035	(2,146)
Net Income	15,504	4,062	63,176	24,898
Net Income (Loss) attributable to Noncontrolling Interests in Subsidiaries	(598)	247	(663)	882
Net Income attributable to SEACOR Holdings Inc.	$16,102	$3,815	$63,839	$24,016

Net Income (Loss) attributable to SEACOR Holdings Inc.:
Continuing operations	$16,102	$4,597	$44,804	$26,162
Discontinued operations	—	(782)	19,035	(2,146)
	$16,102	$3,815	$63,839	$24,016
Basic Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$0.79	$0.22	$2.18	$1.24
Discontinued operations	—	(0.04)	0.93	(0.10)
	$0.79	$0.18	$3.11	$1.14
Diluted Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$0.78	$0.21	$2.15	$1.22
Discontinued operations	—	(0.03)	0.91	(0.10)
	$0.78	$0.18	$3.06	$1.12
Weighted Average Common Shares Outstanding:
Basic	20,432,997	21,202,480	20,512,118	21,158,110
Diluted	20,740,456	21,565,149	20,838,468	21,508,457

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SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data, unaudited)

	Three Months Ended
	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sep. 30, 2011
Operating Revenues	$462,058	$494,422	$497,885	$518,954	$545,089
Costs and Expenses:
Operating	340,947	403,210	384,112	412,042	455,442
Administrative and general	50,460	45,120	46,178	50,731	35,387
Depreciation and amortization	45,285	43,685	39,327	35,395	36,437
	436,692	492,015	469,617	498,168	527,266
Gains on Asset Dispositions and Impairments, Net	9,677	4,419	5,542	5,469	10,986
Operating Income	35,043	6,826	33,810	26,255	28,809
Other Income (Expense):
Interest income	4,144	7,641	2,976	1,127	5,462
Interest expense	(12,679)	(12,413)	(12,024)	(10,027)	(10,711)
Debt extinguishment losses, net	—	—	(160)	—	(51)
Marketable security gains (losses), net	(1,730)	11,596	3,358	(4,803)	130
Derivative gains (losses), net	(4,649)	3,487	(4,119)	(262)	(25,954)
Foreign currency gains (losses), net	632	(992)	2,552	(2,600)	(3,126)
Other, net	7,098	443	(54)	1,133	(39)
	(7,184)	9,762	(7,471)	(15,432)	(34,289)
Income (Loss) from Continuing Operations Before Income Tax Expense (Benefit) and Equity In Earnings (Losses) of 50% or Less Owned Companies	27,859	16,588	26,339	10,823	(5,480)
Income Tax Expense (Benefit)	11,277	5,975	10,608	2,645	(669)
Income (Loss) from Continuing Operations Before Equity in Earnings (Losses) of 50% or Less Owned Companies	16,582	10,613	15,731	8,178	(4,811)
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(1,078)	1,051	1,242	(579)	9,655
Income from Continuing Operations	15,504	11,664	16,973	7,599	4,844
Income (Loss) from Discontinued Operations, Net of Tax	—	(365)	19,400	9,653	(782)
Net Income	15,504	11,299	36,373	17,252	4,062
Net Income (Loss) attributable to Noncontrolling Interests in Subsidiaries	(598)	50	(115)	212	247
Net Income attributable to SEACOR Holdings Inc.	$16,102	$11,249	$36,488	$17,040	$3,815

Net Income (Loss) attributable to SEACOR Holdings Inc.:
Continuing operations	$16,102	$11,614	$17,088	$7,387	$4,597
Discontinued operations	—	(365)	19,400	9,653	(782)
	$16,102	$11,249	$36,488	$17,040	$3,815
Basic Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$0.79	$0.56	$0.83	$0.35	$0.22
Discontinued operations	—	(0.01)	0.95	0.46	(0.04)
	$0.79	$0.55	$1.78	$0.81	$0.18
Diluted Earnings (Loss) Per Common Share of SEACOR Holdings Inc.:
Continuing operations	$0.78	$0.56	$0.82	$0.35	$0.21
Discontinued operations	—	(0.02)	0.93	0.45	(0.03)
	$0.78	$0.54	$1.75	$0.80	$0.18
Weighted Average Common Shares of Outstanding:
Basic	20,433	20,585	20,520	21,005	21,202
Diluted	20,740	20,871	20,893	21,354	21,565
Common Shares Outstanding at Period End	20,851	20,948	21,114	20,933	21,715

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SEACOR HOLDINGS INC. SEGMENT INFORMATION (in thousands, unaudited)

	Three Months Ended
	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sep. 30, 2011
Offshore Marine Services
Operating Revenues	$134,322	$123,276	$121,086	$109,781	$93,277
Costs and Expenses:
Operating	88,842	94,084	75,340	69,484	68,457
Administrative and general	14,795	13,146	11,856	13,666	10,687
Depreciation and amortization	16,051	15,859	12,882	11,954	11,785
	119,688	123,089	100,078	95,104	90,929
Gains on Asset Dispositions	6,585	624	1,845	1,449	5,241
Operating Income	21,219	811	22,853	16,126	7,589
Other Income (Expense):
Foreign currency gains (losses), net	717	(354)	1,123	(1,290)	(2,129)
Other, net	—	11	—	272	6
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	1,238	1,001	1,829	(500)	8,754
Segment Profit	$23,174	$1,469	$25,805	$14,608	$14,220

Aviation Services
Operating Revenues	$77,989	$62,985	$61,052	$61,696	$71,804
Costs and Expenses:
Operating	46,235	39,002	39,676	41,084	45,701
Administrative and general	10,338	7,195	9,677	11,803	6,841
Depreciation and amortization	10,937	10,464	9,630	9,210	9,093
	67,510	56,661	58,983	62,097	61,635
Gains on Asset Dispositions and Impairments, Net	613	1,077	1,765	1,912	4,894
Operating Income	11,092	7,401	3,834	1,511	15,063
Other Income (Expense):
Derivative losses, net	(188)	(180)	(124)	(18)	(807)
Foreign currency gains (losses), net	(272)	(12)	917	(80)	(95)
Other, net	—	—	30	9	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	219	756	(6,419)	(979)	106
Segment Profit (Loss)	$10,851	$7,965	$(1,762)	$443	$14,267

Inland River Services
Operating Revenues	$53,293	$53,302	$53,490	$51,871	$47,875
Costs and Expenses:
Operating	38,320	37,463	35,183	31,702	31,196
Administrative and general	3,480	3,773	3,982	3,270	2,206
Depreciation and amortization	7,335	7,244	7,007	5,617	6,464
	49,135	48,480	46,172	40,589	39,866
Gains on Asset Dispositions	3,503	858	1,927	986	1,303
Operating Income	7,661	5,680	9,245	12,268	9,312
Other Income (Expense):
Foreign currency gains (losses), net	33	(71)	(22)	—	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(2,227)	439	250	955	2,771
Segment Profit	$5,467	$6,048	$9,473	$13,223	$12,083

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SEACOR HOLDINGS INC. SEGMENT INFORMATION (continued) (in thousands, unaudited)

	Three Months Ended
	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sep. 30, 2011
Marine Transportation Services
Operating Revenues	$27,354	$25,792	$26,283	$26,705	$24,783
Costs and Expenses:
Operating	15,584	16,722	15,758	15,338	15,194
Administrative and general	4,301	2,934	2,475	3,257	2,044
Depreciation and amortization	5,639	5,666	5,651	5,540	5,833
	25,524	25,322	23,884	24,135	23,071
Gains on Asset Dispositions	145	—	—	1,125	—
Operating Income	1,975	470	2,399	3,695	1,712
Other Income (Expense):
Foreign currency gains (losses), net	10	(3)	9	(15)	(18)
Other, net	4	49	30	87	131
Equity in Losses of 50% or Less Owned Companies, Net of Tax	(551)	(774)	(217)	(74)	—
Segment Profit (Loss)	$1,438	$(258)	$2,221	$3,693	$1,825

Emergency and Crisis Services
Operating Revenues	$9,267	$8,439	$10,215	$16,763	$14,080
Costs and Expenses:
Operating	5,871	5,808	6,873	10,145	9,141
Administrative and general	4,256	4,211	3,254	3,030	2,961
Depreciation and amortization	483	491	484	486	655
	10,610	10,510	10,611	13,661	12,757
Gains on Asset Dispositions	—	—	5	—	7
Operating Income (Loss)	(1,343)	(2,071)	(391)	3,102	1,330
Other Income (Expense):
Foreign currency gains (losses), net	26	(20)	14	(14)	17
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	72	147	67	(4)	—
Segment Profit (Loss)	$(1,245)	$(1,944)	$(310)	$3,084	$1,347

Commodity Trading and Logistics
Operating Revenues	$145,725	$206,745	$209,696	$237,177	$279,178
Costs and Expenses:
Operating	137,281	202,126	203,233	236,664	279,180
Administrative and general	2,236	3,411	3,141	1,598	1,944
Depreciation and amortization	1,641	1,591	1,060	20	12
	141,158	207,128	207,434	238,282	281,136
Operating Income (Loss)	4,567	(383)	2,262	(1,105)	(1,958)
Other Income (Expense):
Derivative gains (losses), net	(4,304)	3,393	(2,939)	1,251	(3,063)
Foreign currency gains (losses), net	(183)	(14)	79	(28)	153
Other, net	—	—	—	(167)	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(1)	—	6,154	1,452	(2,267)
Segment Profit (Loss)	$79	$2,996	$5,556	$1,403	$(7,135)

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SEACOR HOLDINGS INC. SEGMENT INFORMATION (continued) (in thousands, unaudited)

	Three Months Ended
	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sep. 30, 2011
Other
Operating Revenues	$17,986	$17,555	$19,944	$17,730	$16,741
Costs and Expenses:
Operating	12,543	11,562	11,814	10,274	9,117
Administrative and general	2,655	2,996	2,817	3,589	2,523
Depreciation and amortization	2,345	1,904	2,158	2,119	2,129
	17,543	16,462	16,789	15,982	13,769
Gains (Losses) on Asset Dispositions and Impairments, Net	(1,169)	1,860	—	(3)	(315)
Operating Income (Loss)	(726)	2,953	3,155	1,745	2,657
Other Income (Expense):
Foreign currency gains (losses), net	6	(7)	(16)	—	(75)
Other, net	7,141	208	—	983	(1)
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	172	(518)	(422)	(1,429)	291
Segment Profit	$6,593	$2,636	$2,717	$1,299	$2,872

Corporate and Eliminations
Operating Revenues	$(3,878)	$(3,672)	$(3,881)	$(2,769)	$(2,649)
Costs and Expenses:
Operating	(3,729)	(3,557)	(3,765)	(2,649)	(2,544)
Administrative and general	8,399	7,454	8,976	10,518	6,181
Depreciation and amortization	854	466	455	449	466
	5,524	4,363	5,666	8,318	4,103
Losses on Asset Impairments	—	—	—	—	(144)
Operating Loss	$(9,402)	$(8,035)	$(9,547)	$(11,087)	$(6,896)
Other Income (Expense):
Derivative gains (losses), net	$(157)	$274	$(1,056)	$(1,495)	$(22,084)
Foreign currency gains (losses), net	295	(511)	448	(1,173)	(979)
Other, net	(47)	175	(114)	(51)	(175)

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SEACOR HOLDINGS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, unaudited)

	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sep. 30, 2011
ASSETS
Current Assets:
Cash and cash equivalents	$207,542	$301,026	$281,977	$462,188	$301,603
Restricted cash	191,782	18,347	25,958	21,281	19,474
Marketable securities	22,134	32,821	68,586	66,898	82,978
Receivables:
Trade, net of allowance for doubtful accounts	312,993	278,917	299,484	303,843	280,434
Other	69,126	66,686	41,699	51,793	51,318
Inventories	77,858	72,929	94,329	69,109	70,623
Deferred income taxes	11,123	11,123	11,123	11,123	5,136
Prepaid expenses and other	16,203	13,968	11,384	9,323	13,704
Discontinued operations	3,025	3,551	4,019	44,989	48,984
Total current assets	911,786	799,368	838,559	1,040,547	874,254
Property and Equipment	3,379,826	3,304,524	3,314,759	3,018,145	2,900,843
Accumulated depreciation	(976,605)	(934,092)	(905,362)	(867,914)	(868,986)
Net property and equipment	2,403,221	2,370,432	2,409,397	2,150,231	2,031,857
Investments, at Equity, and Advances to 50% or Less Owned Companies	266,589	323,874	220,772	249,753	243,678
Construction Reserve Funds & Title XI Reserve Funds	179,932	192,420	259,926	259,974	298,345
Goodwill	57,054	57,054	57,054	57,054	54,410
Intangible Assets, Net	19,931	21,116	22,132	21,528	16,055
Other Assets	78,723	81,553	99,113	102,348	97,724
Discontinued Operations	—	—	—	46,699	45,995
	$3,917,236	$3,845,817	$3,906,953	$3,928,134	$3,662,318

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$196,326	$24,546	$22,078	$41,091	$23,138
Current portion of capital lease obligations	4,442	4,719	2,289	2,368	1,081
Accounts payable and accrued expenses	152,948	131,130	142,410	185,156	170,680
Other current liabilities	143,255	160,198	176,558	150,864	191,475
Discontinued operations	(309)	(15)	650	22,047	55,093
Total current liabilities	496,662	320,578	343,985	401,526	441,467
Long-Term Debt	813,322	940,910	976,872	995,450	669,573
Capital Lease Obligations	87	117	2,848	3,068	4,598
Deferred Income Taxes	602,195	582,780	576,195	566,920	560,484
Deferred Gains and Other Liabilities	121,486	132,248	135,695	143,390	137,783
Discontinued Operations	—	—	—	9,717	5,780
Total liabilities	2,033,752	1,976,633	2,035,595	2,120,071	1,819,685
Equity:
SEACOR Holdings Inc. stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	366	366	366	364	364
Additional paid-in capital	1,277,751	1,271,617	1,265,708	1,256,209	1,245,436
Retained earnings	1,576,518	1,560,416	1,549,167	1,512,679	1,495,639
Shares held in treasury, at cost	(997,541)	(987,485)	(970,023)	(971,687)	(900,225)
Accumulated other comprehensive loss, net of tax	(3,604)	(5,831)	(5,369)	(7,958)	(9,644)
	1,853,490	1,839,083	1,839,849	1,789,607	1,831,570
Noncontrolling interests in subsidiaries	29,994	30,101	31,509	18,456	11,063
Total equity	1,883,484	1,869,184	1,871,358	1,808,063	1,842,633
	$3,917,236	$3,845,817	$3,906,953	$3,928,134	$3,662,318

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SEACOR HOLDINGS INC. FLEET COUNTS (unaudited)

	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sep. 30, 2011
Offshore Marine Services
Anchor handling towing supply	19	19	19	19	19
Crew	48	48	48	49	50
Mini-supply	9	9	9	8	8
Standby safety	25	25	26	26	27
Supply	25	28	28	30	29
Towing supply	3	3	5	5	5
Liftboats	20	20	20	2	2
Specialty	9	9	9	9	9
Wind farm utility	30	30	30	29	—
	188	191	194	177	149

Aviation Services
Light helicopters – single engine	59	59	58	58	60
Light helicopters – twin engine	41	44	46	45	45
Medium helicopters	69	68	66	65	65
Heavy helicopters	10	9	8	7	7
	179	180	178	175	177

Inland River Services
Inland river dry-cargo barges	1,444	1,453	1,479	1,496	1,489
Inland river liquid tank barges	80	78	77	77	79
Inland river deck barges	20	20	20	20	20
Inland river towboats	31	31	30	31	31
Dry-cargo vessel	1	1	1	1	1
	1,576	1,583	1,607	1,625	1,620

Marine Transportation Services
U.S.-flag product tankers	7	7	7	7	8
Foreign flag RORO vessels	7	8	8	8	8
U.S.-flag deck barges	5	5	—	—	—
U.S.-flag RORO barges	2	2	—	—	—
U.S.-flag Articulated tug-barge	1	1	—	—	—
	22	23	15	15	16

Other
Harbor and offshore tugs	27	27	28	28	28
Ocean liquid tank barges	5	5	5	5	5
	32	32	33	33	33

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SEACOR HOLDINGS INC. OFFSHORE MARINE SERVICES TIME CHARTER OPERATING DATA (unaudited)

	Three Months Ended
	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Sep. 30, 2011
Rates Per Day Worked:
Anchor handling towing supply	$22,794	$24,541	$30,928	$27,187	$27,287
Crew	7,267	7,134	7,803	7,166	6,728
Mini-supply	7,735	7,424	7,409	7,948	7,535
Standby safety	9,806	9,679	9,230	9,254	9,302
Supply	16,567	14,354	16,662	15,755	15,459
Towing supply	8,265	9,269	9,301	8,497	8,809
Specialty	26,195	14,557	12,964	17,845	16,172
Liftboats	19,830	17,454	—	—	—
Overall Average Rates Per Day Worked (excluding wind farm utility)	12,718	12,068	13,174	12,187	11,318
Wind farm utility	2,882	2,802	2,431	—	—
Overall Average Rates Per Day Worked	10,552	10,019	10,839	12,187	11,318

Utilization:
Anchor handling towing supply	57%	63%	77%	70%	52%
Crew	94%	84%	79%	78%	75%
Mini-supply	88%	98%	98%	96%	87%
Standby safety	89%	87%	86%	90%	88%
Supply	77%	75%	84%	82%	70%
Towing supply	54%	51%	48%	44%	43%
Specialty	59%	45%	62%	70%	48%
Liftboats	82%	70%	—%	—%	—%
Overall Fleet Utilization (excluding wind farm utility)	82%	77%	81%	80%	72%
Wind farm utility	96%	93%	86%	—%	—%
Overall Fleet Utilization	85%	80%	82%	80%	72%

Available Days:
Anchor handling towing supply	1,564	1,547	1,547	1,564	1,564
Crew	3,233	3,276	3,363	3,418	3,487
Mini-supply	644	637	637	644	644
Standby safety	2,208	2,195	2,275	2,355	2,392
Supply	1,631	1,649	1,705	1,798	1,748
Towing supply	184	360	364	368	368
Specialty	276	273	273	276	276
Liftboats	1,656	1,656	—	—	—
Overall Fleet Available Days (excluding wind farm utility)	11,396	11,593	10,164	10,423	10,479
Wind farm utility	2,760	2,730	2,647	—	—
Overall Fleet Available Days	14,156	14,323	12,811	10,423	10,479

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